                             UNDERWRITING AGREEMENT

     This UNDERWRITING AGREEMENT (this "Agreement"), dated as of the 5th day of October, 1999, is made and entered into by and between Southern Farm Bureau Life Insurance Company ("Insurer"), a Mississippi corporation, on its behalf and on behalf of Southern Farm Bureau Life Variable Account (the "Separate Account"), and Southern Farm Bureau Fund Distributor, Inc. ("Distributor"), a Mississippi corporation.

                                   WITNESSETH

     WHEREAS, Distributor is a broker-dealer that is willing to engage in the distribution of variable insurance products and other investment products; and

     WHEREAS, Insurer desires to issue certain variable insurance products described more fully below to the public through Distributor acting as principal underwriter.

     NOW THEREFORE, in consideration of their mutual promises, Insurer and Distributor hereby agree as follows:

1.   Additional Definitions

     a. "Contracts" means the class or classes of variable insurance products set forth on Schedule 1 to this Agreement as in effect at the time this Agreement is executed, and such other classes of variable insurance products that may be added to Schedule 1 from time to time in accordance with Section 11.b of this Agreement, including any riders to such contracts and any other contracts offered in connection therewith. For the purpose of this Agreement generally, a "class of Contracts" means those Contracts issued by Insurer on the same policy form or forms and covered by the same Registration Statement.

     b. "Registration Statement" means, with respect to each class of Contracts, the most recent post-effective registration statement filed with the SEC or the most recent effective post-effective amendment thereto, including financial statements included therein and all exhibits thereto. For purposes of Section 9 of this Agreement, the term "Registration Statement" means any document that is or at any time was a Registration Statement within the meaning of this Section 1.b.

     c. "Prospectus" means, with respect to each class of Contracts, the prospectus for such class of Contracts included within the Registration Statement for such class of Contracts; provided, however, that if the most recently filed prospectus filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which the Registration

Statement became effective differs from the prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 from and after the date on which it shall have been filed. For purposes of Section 9 of this Agreement, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this Section 1.c.

     d. "Variable Accounts" means separate accounts supporting a class or classes of Contracts and specified in Schedule 1 as in effect at the time this Agreement is executed, or as it may be amended from time to time in accordance with Section 11.b of this Agreement.

     e. "1933 Act" means the Securities Act of 1933, as amended.

     f. "1934 Act" means the Securities Exchange Act of 1934, as amended.

     g. "1940 Act" means the Investment Company Act of 1940, as amended.

     h. "SEC" means the Securities and Exchange Commission.

     i. "NASD" means the National Association of Securities Dealers, Inc. and any affiliates.

     j. "Regulations" means the rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated.

     k. "Agent Manual" means any manual and other written rules, regulations and procedures provided by Insurer to insurance agents appointed to sell its insurance contracts, as revised from time to time.

     l. "Representative" means, when used with reference to Distributor, an individual who is an associated person, as that term is defined in the 1934 Act, thereof.

     m. "Application" means an application for a Contract.

     n. "Premium" means a payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

2.   Authorization and Appointment

     a. Scope and Authority. Insurer hereby authorizes Distributor on an exclusive basis, and Distributor accepts such authority, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act and conditions herein, to be the distributor and principal underwriter for the sale of the

Contracts to the public in each state and other jurisdiction in which the Contracts may lawfully be sold during the term of this Agreement. The Contracts shall be offered for sale and distribution at premium rates set from time to time by Insurer. Distributor shall use its best efforts to market the Contracts actively, subject to compliance with applicable law, including rules of the NASD.

     b. Limits on Authority. Distributor shall act as an independent contractor and nothing herein contained shall constitute Distributor or its agents, officers, or employees as agents, officers or employees of Insurer solely by virtue of their activities in connection with the sale of the Contracts hereunder. Distributor and its Representatives shall not have authority on behalf of Insurer to make, alter or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; or to receive monies or Premiums (except for the sole purpose of forwarding monies or Premiums to Insurer). Distributor shall not expend, nor contract for the expenditure of, funds of the Insurer. Distributor shall not possess or exercise any authority on behalf of Insurer other than that expressly conferred on Distributor by this Agreement.

3.   Solicitation Activities

     a. Distributor Representatives. Distributor will solicit Applications from the public through Distributor Representatives. All Distributor Representatives shall be duly registered with the NASD as representatives of Distributor with authority to sell variable products, and shall be duly licensed as insurance agents with authority to sell variable products.

     b. Insurer shall appoint Distributor and each of its Representatives; provided that Insurer reserves the right to refuse to appoint any proposed person or, once appointed, to terminate such appointment.

     c. Distributor shall use its best efforts to cause its Representatives to solicit Applications and to comply with applicable laws and regulations, including the Insurer's rules and regulations as reflected in the Agent Manual or otherwise communicated to its Representatives appointed by the Insurer. Distributor and its Representatives shall not offer or attempt to offer the Contracts, solicit Applications or Premiums, or deliver Contracts in any state or jurisdiction in which the Contracts have not been approved for sale. Distributor and its Representatives shall not solicit Applications or Premiums without delivering the Prospectus and, where required by state insurance law, the then-currently effective statement of additional information for the Contracts, and the then-currently effective prospectus(es) for the registered investment companies in which the Separate Account invests.

     d. In view of the fact that Insurer and Distributor want to ensure that Contracts will be sold to purchasers for whom the Contracts will be suitable, Distributor and its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for the applicant. While not limited to the following, a determination of suitability shall be based on information supplied by an applicant after reasonable inquiry concerning the applicant's other security holdings, insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make premium payments contemplated by the Contract applied for and will keep the Contract in force for a sufficient period of time so that Insurer's acquisition costs are amortized over a reasonable period of time.

     e. Insurer reserves the right, in its sole discretion, to reject any Application or Premium and to return or refund to an applicant such applicant's Premium.

4.   Representations and Warranties of Distributor.

Distributor represents and warrants to Insurer that Distributor is and shall remain registered during the term of this Agreement as a broker-dealer under the 1934 Act, is a member of the NASD, is duly registered under applicable state securities laws, and is and shall remain during the term of the Agreement in compliance with Section 9(a) of the 1940 Act.

5.   Marketing Materials

     a. Preparation and Filing. Insurer shall be responsible for the design and preparation of all promotional, sales and advertising material related to the Contracts. Distributor shall be responsible for filing such material with the NASD and any state securities regulatory authorities, to the extent required, at Insurer's expense. Insurer shall be responsible for filing all promotional, sales or advertising material, to the extent required, with any state insurance regulatory authorities. Insurer shall be responsible for preparing the Contract forms and filing them with applicable state insurance regulatory authorities, and for preparing the Prospectuses and Registration Statements and filing them with the SEC and state regulatory authorities, to the extent required. The parties shall notify each other expeditiously of any comments provided by the SEC, NASD or any securities or insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

     b. Use in Solicitation Activities. Insurer shall be responsible for furnishing Distributor with such Applications, Prospectuses and other materials for use by Distributor and its Representatives in their solicitation activities with respect to the Contracts. Distributor and its Representatives shall not use or implement any other promotional, sales or advertising material relating to the Contracts or otherwise advertise the Contracts without the prior written approval of Insurer.

6.   Compensation and Expenses.

     a. Insurer shall pay compensation for sales of the Contracts in accordance with Schedule 2 hereto. Upon Distributor's request, Insurer shall pay compensation payable to Distributor's Representatives, on Distributor's behalf, subject to the provisions of Section 7 of this Agreement. No compensation shall be payable, and Distributor agrees to reimburse Insurer for any compensation paid to Distributor or its Representatives, if Insurer:

     (1)  in its sole discretion, rejects an Application or Premium;

     (2) refunds the Premiums upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege;

     (3)  refunds the Premiums as a result of a complaint by applicant; or

     (4) determines that any person signing an Application who is required to be licensed or registered or any other person receiving compensation for soliciting the purchase of a Contract is not duly licensed or registered to sell the Contract in the state or jurisdiction of such sale.

     b.   Insurer shall pay all expenses in connection with:

     (1) the preparation and filing of each registration statement (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus (including any preliminary and each definitive Prospectus);

     (2) the preparation, underwriting, issuance and administration of the Contracts;

     (3) any registration, qualification or approval or other filing of the Contracts or Contract forms required under the securities or insurance laws of the states in which the Contracts will be offered;

     (4)  all registration fees for the Contracts payable to the SEC;

     (5) the printing of promotional materials, definitive Prospectuses for the Contracts and any supplements thereto for distribution;

     (6)  any applicable postage costs; and

     (7) any out-of-pocket expenses incurred by Distributor in carrying out its obligations under this Agreement.

7.   Compliance.

     a. Maintaining Registration and Approvals. Insurer shall be responsible for maintaining the registration of the Contracts with the SEC and any state securities regulatory authority with which such registration is required, and for gaining and maintaining the approval of the Contract forms where required under the insurance laws and regulations of each state or other jurisdiction in which the Contracts are to be offered.

     b. Confirmations and 1934 Act Compliance. Insurer, as agent for the Distributor, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under the 1934 Act acceptance of Premiums and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder. Insurer shall maintain and preserve such books and records with respect to such confirmations in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act to the extent such requirements apply. Insurer shall maintain all such books and records and hold such books and records on behalf of and as agent for Distributor whose property they are and shall remain, and acknowledges that such books and records are at all times subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act.

     c. Issuance and Administration of Contracts. Insurer shall be responsible for issuing the Contracts and administering the Contracts and the Variable Account, provided, however, that Distributor shall have full responsibility for the securities activities of all persons employed by the Insurer, engaged directly or indirectly in the Contract operations, and for the training, supervision and control of such persons to the extent of such activities.

8.   Investigations and Proceedings.

     a. Cooperation. Distributor and Insurer shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, Insurer and Distributor shall notify each other promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either party with respect to the Contracts.

     b. Customer Complaints. In the case of any customer complaints, Distributor and Insurer will cooperate in investigating such complaint and any response by Distributor to such complaint or by Insurer to such complaint will be sent to the other party for review and approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the response shall be communicated by telephone or electronic mail.

9.   Indemnification.

     a. By Insurer. Insurer shall indemnify and hold harmless Distributor and each person who controls or is associated with Distributor within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

     (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) Registration Statement or in any Prospectus or (ii) blue sky application or other document executed by Insurer specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any jurisdiction; provided that Insurer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to Insurer by Distributor specifically for use in the preparation of any such Registration Statement or any such blue sky application or any amendment thereof or supplement thereto; or

     (2)  result from any breach by Insurer of any provision of this Agreement.

This indemnification agreement shall be in addition to any liability that Insurer may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     b. By Distributor. Distributor shall indemnify and hold harmless Insurer and each person who controls or is associated with the Insurer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which Insurer and/or any such person may become subject under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

     (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any (i) Registration Statement or in any Prospectus or (ii) blue sky application or other document executed by Insurer specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any jurisdiction; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by Distributor to Insurer specifically for use in the preparation of any such Registration Statement or any such blue sky application or any amendment thereof or supplement thereto; or

     (2) result from any breach by Distributor of any provision of this Agreement.

This indemnification shall be in addition to any liability that Distributor may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     c. General. Promptly after receipt by a party entitled to indemnification ("Indemnified Person") under this Section 9 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 9 ("Indemnifying Party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this
Section 9. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expense incurred by such indemnified person in defending himself or herself.

The indemnification provisions contained in this Section 9 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 9.


10. Termination. This Agreement shall terminate automatically if Distributor ceases to be a registered broker-dealer or a member of the NASD or if this Agreement is assigned by a party without the prior written consent of the other party. (The term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.) This Agreement may be terminated at any time for any reason by either party upon sixty (60) days' written notice to the other party, without payment of any penalty. This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation or warranty made in this Agreement, unless such breach has been cured within 10 days after receipt of notice of breach from the non-breaching party. Upon termination of this Agreement all authorizations, rights and obligations shall cease except the obligation to settle accounts hereunder, including compensation on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by Insurer prior to termination.


11.  Miscellaneous.

     a. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto; provided that neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

     b. Schedules. The parties to this Agreement may amend Schedule 1 to this Agreement from time to time to reflect the addition of any class of Contracts and Variable Accounts. The provisions of this Agreement shall be equally applicable to each such class of Contracts and each Variable Account that may be added to the Schedule, unless the context otherwise requires. Insurer may amend
Schedule 2 unilaterally, from time to time. Any other change in the terms or provisions of this Agreement shall be by written agreement between Insurer and Distributor.

     c. Rights, Remedies, etc. are Cumulative. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     d. Notices. All notices hereunder are to be made in writing and shall be given:

     If to Insurer, to:

     Southern Farm Bureau Life Insurance Company

     1401 Livingston Lane
     Jackson, MS 39213


     If to Distributor, to:

     Southern Farm Bureau Fund Distributor, Inc.
     1401 Livingston Lane
     Jackson, MS 39213

or such address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

     e. Interpretation; Jurisdiction. This Agreement constitutes the whole Agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior written or oral understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the state of Mississippi without giving effect to principles of conflict of laws.

     f. Severability. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

     g. Section and Other Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     h. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     i. Regulation. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and the 1940 Act and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

              [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by such authorized officers as of the date set forth above.


INSURER:

Southern Farm Bureau Life Insurance Company

By: /s/ Joseph A. Purvis
    --------------------------------------

Name    Joseph A. Purvis
     -------------------------------------

Title   Vice President and General Counsel
      ------------------------------------

DISTRIBUTOR:

Southern Farm Bureau Fund Distributor, Inc.

By: /s/ Laurence E. Favreau
    --------------------------------------

Name    Laurence E. Favreau
     -------------------------------------

Title   Secretary/Treasurer
      ------------------------------------

                                   SCHEDULE 1
                            To Underwriting Agreement

Contracts:

     Flexible Premium Deferred Variable Annuity

Variable Accounts:

     Southern Farm Bureau Life Variable Account

                                   SCHEDULE 2
                            To Underwriting Agreement

Compensation for Flexible Premium Deferred Variable Annuity
Effective ___________________

-------------------------------------------------------------------------------------------------------
                                 Issue Age 0-70
-------------------------------------------------------------------------------------------------------
             Yr 1                                Yr 2-7                              Yr 8+
% PREM                % FUND          % PREM                % FUND        % PREM                % FUND
                      (BP)*                                 (BP) *                              (BP)*
-------------------------------------------------------------------------------------------------------
4.19%                 0               3.75%                 3.0           1.25%                 13.0
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                 Issue Age 71-75
-------------------------------------------------------------------------------------------------------
             YR 1                                YR 2-7                              YR 8+
% PREM                % FUND          % PREM                % FUND        % PREM                % FUND
                      (bp)*                                 (bp) *                              (bp)*
-------------------------------------------------------------------------------------------------------
3.15%                 0               2.81%                 3.0           0.94%                 13.0
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                 Issue Age 76-80
-------------------------------------------------------------------------------------------------------
             Yr 1                                Yr 2-7                              Yr 8+
% PREM                % FUND          % PREM                % FUND        % PREM                % FUND
                      (BP)*                                 (BP) *                              (BP)*
-------------------------------------------------------------------------------------------------------
2.10%                 0               1.88%                 3.0           0.63%                 13.0
-------------------------------------------------------------------------------------------------------

* BP = BASIS POINT; 100 BASIS POINTS = 1.00%